Exhibit 23.3


                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
HUBCO, Inc.


We consent to incorporation by reference in the Registration Statement on Form S-4, of our report dated January 27, 1998, relating to the consolidated balance sheets of MSB Bancorp, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related conslidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the 10-K/A dated August 14, 1998, filed by HUBCO, Inc.



                                                     KPMG PEAT MARWICK LLP


Short Hills, New Jersey
September 28, 1998